Workiva Inc. Announces Second Quarter 2023 Financial Results
•Increased Q2 2023 Subscription & Support Revenue by 21% over Q2 2022
•Generated Total Q2 2023 Revenue of $155.0 Million, up 18% over Q2 2022
•Achieved 28% YOY Growth of Customers with Annual Contract Value Over $150K

NEW YORK - August 3, 2023 – Workiva Inc. (NYSE:WK), the world’s leading cloud platform for assured, integrated reporting, today announced financial results for its second quarter ended June 30, 2023.

"Workiva delivered another solid quarter. Our subscription revenue grew by 21%, driving a beat to the high end of our revenue guidance," said Julie Iskow, Workiva President & CEO. "Our growth during the quarter showcases the flexibility of our innovative technology, and speaks to the value of managing financial reporting, non-financial - or ESG - reporting, and audit, risk and controls all in one platform. Our results also reflect the strength of our partner program and its contribution in both new logo wins and account expansions."

"We're winning with assured, integrated reporting," said Jill Klindt, Workiva CFO. "This is evidenced by the growth we're seeing in our large contract customers. Compared to second quarter 2022 the number of contracts valued over $100K increased 24%; those over $150K increased 28%; and contracts valued over $300K were up 40%."

Iskow added, "I've had the opportunity and pleasure during my first quarter as CEO to spend a lot of time meeting with employees, customers, and partners all around the world. I'm more optimistic than ever in the opportunity in front of us. Despite the challenging macro environment, I'm confident in Workiva's ability to successfully execute our growth strategy and advance our productivity initiatives."
Second Quarter 2023 Financial Highlights
•Revenue: Total revenue for the second quarter of 2023 reached $155.0 million, an increase of 18% from $131.5 million in the second quarter of 2022. Subscription and support revenue contributed $136.8 million, up 21% versus the second quarter of 2022. Professional services revenue was $18.3 million, relatively flat compared to the same quarter in the prior year.
•Gross Profit: GAAP gross profit for the second quarter of 2023 was $115.5 million compared with $99.3 million in the same quarter of 2022. GAAP gross margin was 74.5% versus 75.5% in the second quarter of 2022. Non-GAAP gross profit for the second quarter of 2023 was $117.6 million, an increase of 16.6% compared with the prior year's second quarter, and non-GAAP gross margin was 75.9% compared to 76.6% in the second quarter of 2022.
•Loss from Operations: GAAP loss from operations for the second quarter of 2023 was $22.7 million compared with a loss of $28.2 million in the prior year's second quarter. Non-GAAP loss from operations was $0.6 million compared with a loss of $8.3 million in the second quarter of 2022.
•GAAP Net Loss: GAAP net loss for the second quarter of 2023 was $20.9 million compared with a net loss of $28.9 million for the prior year's second quarter. GAAP net loss per basic and diluted share was $0.39 compared with a net loss per basic and diluted share of $0.55 in the second quarter of 2022.
•Non-GAAP Net Income/Loss: Non-GAAP net income for the second quarter of 2023 was $1.2 million compared with a loss of $9.0 million in the prior year's second quarter. Non-GAAP net income per basic share and diluted share was $0.02 compared with a net loss per basic and diluted share of $0.17 in the second quarter of 2022.
•Liquidity: As of June 30, 2023, Workiva had cash, cash equivalents, and marketable securities totaling $466.3 million, compared with $430.8 million as of December 31, 2022. Workiva had $345.0 million aggregate principal amount of 1.125% convertible senior notes due in 2026 and $14.8 million of finance lease obligations outstanding as of June 30, 2023.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 5,860 customers as of June 30, 2023, a net increase of 479 customers from June 30, 2022.
•Revenue Retention Rate: As of June 30, 2023, Workiva's revenue retention rate (excluding add-on revenue) was 98%, and the revenue retention rate including add-on revenue was 111%. Add-on revenue includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of June 30, 2023, Workiva had 1,470 customers with an annual contract value (“ACV”) of more than $100,000, up 24% from 1,186 customers at June 30, 2022. Workiva had 823 customers with an ACV of more than $150,000, up 28% from 642 customers in the second quarter of 2022. Workiva had 272 customers with an ACV of more than $300,000, up 40% from 194 customers in the second quarter of 2022.
Financial Outlook
As of August 3, 2023, Workiva is providing guidance as follows:
Third Quarter 2023 Guidance:
•Total revenue is expected to be in the range of $155.0 million to $156.0 million.
•GAAP loss from operations is expected to be in the range of $24.0 million to $23.0 million.
•Non-GAAP loss from operations is expected to be in the range of $1.0 million to break-even.
•GAAP net loss per basic and diluted share is expected to be in the range of $0.40 to $0.38.
•Non-GAAP net income per basic and diluted share is expected to be in the range of $0.03 to $0.05.
•Net income (loss) per basic and diluted share is based on 54.1 million weighted-average shares outstanding.
Full Year 2023 Guidance:
•Total revenue is expected to be in the range of $626.0 million to $628.0 million.
•GAAP loss from operations is expected to be in the range of $109.0 million to $107.0 million.
•Non-GAAP loss from operations is expected to be in the range of $3.0 million to $1.0 million.
•GAAP net loss per basic and diluted share is expected to be in the range of $1.88 to $1.85.
•Non-GAAP net income per basic and diluted share is expected to be in the range of $0.09 to $0.12.
•Net income (loss) per basic and diluted share is based on 54.0 million weighted-average shares outstanding.
Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the second quarter 2023, in addition to discussing the Company’s outlook for the third quarter and full year 2023. To access this call, dial 888-330-2469 (U.S. domestic) or 240-789-2740 (international). The conference ID is 8736384. A live webcast of the conference call will be accessible in the "Investor Relations" section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through August 10, 2023, at 800-770-2030 (U.S. domestic) or 647-362-9199 (international). The replay pass code is 8736384. An archived webcast of this conference call will also be available an hour after the completion of the call in the "Investor Relations" section of the Company’s website at www.workiva.com.

About Workiva
Workiva Inc. (NYSE:WK) is on a mission to power transparent reporting for a better world. We build and deliver the world’s leading cloud platform for assured, integrated reporting to meet stakeholder demands for action, transparency, and disclosure of financial and non-financial data. Workiva offers the only unified SaaS platform that brings customers’ financial reporting, Environmental, Social, and Governance (ESG), and Governance, Risk, and Compliance (GRC) together in a controlled, secure, audit-ready platform. Our platform simplifies the most complex reporting and disclosure challenges by streamlining processes, connecting data and teams, and ensuring consistency. Learn more at workiva.com.

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Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and amortization of acquisition-related intangible assets. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.
Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP income (loss) from operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from operations. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, net of tax and amortization expense for acquisition-related intangible assets from net loss. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact:		Media Contact:
Mike Rost		Darcie Brossart
Workiva Inc.		Workiva Inc.
investor@workiva.com		press@workiva.com

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	(unaudited)
Revenue
Subscription and support	$136,772	$113,353	$266,436	$220,473
Professional services	18,250	18,196	38,775	40,750
Total revenue	155,022	131,549	305,211	261,223
Cost of revenue
Subscription and support (1)	25,083	18,915	49,216	37,448
Professional services (1)	14,421	13,322	28,806	25,662
Total cost of revenue	39,504	32,237	78,022	63,110
Gross profit	115,518	99,312	227,189	198,113
Operating expenses
Research and development (1)	42,697	39,177	88,488	75,061
Sales and marketing (1)	71,882	64,219	142,592	120,319
General and administrative (1)	23,627	24,108	65,638	48,102
Total operating expenses	138,206	127,504	296,718	243,482
Loss from operations	(22,688)	(28,192)	(69,529)	(45,369)
Interest income	4,535	605	8,252	885
Interest expense	(1,499)	(1,512)	(3,000)	(3,030)
Other (expense) and income, net	(439)	668	(1,379)	503
Loss before provision for income taxes	(20,091)	(28,431)	(65,656)	(47,011)
Provision for income taxes	819	430	1,404	343
Net loss	$(20,910)	$(28,861)	$(67,060)	$(47,354)
Net loss per common share:
Basic and diluted	$(0.39)	$(0.55)	$(1.25)	$(0.90)
Weighted-average common shares outstanding - basic and diluted	54,009,963	52,850,470	53,850,986	52,724,051

(1) Includes stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	(unaudited)
Cost of revenue
Subscription and support	$1,413	$912	$2,485	$1,702
Professional services	667	593	1,300	1,045
Operating expenses
Research and development	4,825	3,148	9,522	5,873
Sales and marketing	6,703	5,646	13,661	9,731
General and administrative	7,002	8,148	31,684	15,405

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	June 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$198,939	$240,197
Marketable securities	267,312	190,595
Accounts receivable, net	84,272	106,316
Deferred costs	38,471	38,350
Other receivables	5,472	6,674
Prepaid expenses and other	25,419	17,957
Total current assets	619,885	600,089
Property and equipment, net	25,380	27,096
Operating lease right-of-use assets	11,493	13,932
Deferred costs, non-current	30,810	33,682
Goodwill	111,154	109,740
Intangible assets, net	25,643	28,234
Other assets	6,430	6,847
Total assets	$830,795	$819,620
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,312	$6,174
Accrued expenses and other current liabilities	91,118	83,999
Deferred revenue	327,365	316,263
Finance lease obligations	518	504
Total current liabilities	424,313	406,940
Convertible senior notes, non-current	340,907	340,257
Deferred revenue, non-current	39,822	38,237
Other long-term liabilities	1,527	1,518
Operating lease liabilities, non-current	9,749	12,102
Finance lease obligations, non-current	14,320	14,583
Total liabilities	830,638	813,637
Stockholders’ equity
Common stock	54	53
Additional paid-in-capital	595,693	537,732
Accumulated deficit	(592,176)	(525,116)
Accumulated other comprehensive loss	(3,414)	(6,686)
Total stockholders’ equity	157	5,983
Total liabilities and stockholders’ equity	$830,795	$819,620

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	(unaudited)
Cash flows from operating activities
Net loss	$(20,910)	$(28,861)	$(67,060)	$(47,354)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,867	2,725	5,667	4,684
Stock-based compensation expense	20,610	18,447	58,652	33,756
(Recovery of) provision for doubtful accounts	(57)	20	49	(9)
Realized loss on sale of available-for-sale securities, net	147	—	708	—
(Accretion) amortization of premiums and discounts on marketable securities, net	(1,572)	453	(2,600)	1,113
Amortization of issuance costs and debt discount	325	324	650	648
Deferred income tax	7	63	(3)	(148)
Changes in assets and liabilities:
Accounts receivable	(6,886)	(4,844)	22,477	1,737
Deferred costs	1,362	(2,734)	3,132	(1,290)
Operating lease right-of-use asset	1,268	1,307	2,563	2,608
Other receivables	(381)	385	(286)	565
Prepaid expenses	(1,705)	(1,591)	(7,437)	(2,723)
Other assets	510	12	436	35
Accounts payable	(1,088)	(2,300)	(881)	2,064
Deferred revenue	21,060	13,192	11,105	13,798
Operating lease liability	(1,207)	(1,302)	(2,379)	(2,644)
Accrued expenses and other liabilities	11,629	13,388	6,749	907
Net cash provided by operating activities	25,979	8,684	31,542	7,747
Cash flows from investing activities
Purchase of property and equipment	(639)	(671)	(837)	(1,203)
Purchase of marketable securities	(51,204)	(23,798)	(177,019)	(57,946)
Sale of marketable securities	21,339	—	65,052	14,981
Maturities of marketable securities	8,000	40,536	39,905	66,786
Acquisitions, net of cash acquired	—	(99,186)	—	(99,186)
Purchase of intangible assets	(40)	(6)	(119)	(46)
Net cash used in investing activities	(22,544)	(83,125)	(73,018)	(76,614)

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	(unaudited)
Cash flows from financing activities
Proceeds from option exercises	747	1,145	2,204	1,970
Taxes paid related to net share settlements of stock-based compensation awards	(1,212)	(1,344)	(8,440)	(9,914)
Proceeds from shares issued in connection with employee stock purchase plan	—	—	5,546	5,218
Principal payments on finance lease obligations	(125)	(446)	(249)	(888)
Net cash used in financing activities	(590)	(645)	(939)	(3,614)
Effect of foreign exchange rates on cash	609	(1,737)	1,157	(1,652)
Net increase (decrease) in cash and cash equivalents	3,454	(76,823)	(41,258)	(74,133)
Cash and cash equivalents at beginning of period	195,485	303,076	240,197	300,386
Cash and cash equivalents at end of period	$198,939	$226,253	$198,939	$226,253

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Gross profit, subscription and support	$111,689	$94,438	$217,220	$183,025
Add back: Stock-based compensation	1,413	912	2,485	1,702
Gross profit, subscription and support, non-GAAP	$113,102	$95,350	$219,705	$184,727

Gross profit, professional services	$3,829	$4,874	$9,969	$15,088
Add back: Stock-based compensation	667	593	1,300	1,045
Gross profit, professional services, non-GAAP	$4,496	$5,467	$11,269	$16,133

Gross profit	$115,518	$99,312	$227,189	$198,113
Add back: Stock-based compensation	2,080	1,505	3,785	2,747
Gross profit, non-GAAP	$117,598	$100,817	$230,974	$200,860

Cost of revenue, subscription and support	$25,083	$18,915	$49,216	$37,448
Less: Stock-based compensation	1,413	912	2,485	1,702
Cost of revenue, subscription and support, non-GAAP	$23,670	$18,003	$46,731	$35,746

Cost of revenue, professional services	$14,421	$13,322	$28,806	$25,662
Less: Stock-based compensation	667	593	1,300	1,045
Cost of revenue, professional services, non-GAAP	$13,754	$12,729	$27,506	$24,617

Research and development	$42,697	$39,177	$88,488	$75,061
Less: Stock-based compensation	4,825	3,148	9,522	5,873
Less: Amortization of acquisition-related intangibles	891	869	1,777	1,364
Research and development, non-GAAP	$36,981	$35,160	$77,189	$67,824

Sales and marketing	$71,882	$64,219	$142,592	$120,319
Less: Stock-based compensation	6,703	5,646	13,661	9,731
Less: Amortization of acquisition-related intangibles	606	586	1,207	786
Sales and marketing, non-GAAP	$64,573	$57,987	$127,724	$109,802

General and administrative	$23,627	$24,108	$65,638	$48,102
Less: Stock-based compensation	7,002	8,148	31,684	15,405
General and administrative, non-GAAP	$16,625	$15,960	$33,954	$32,697

Loss from operations	$(22,688)	$(28,192)	$(69,529)	$(45,369)
Add back: Stock-based compensation	20,610	18,447	58,652	33,756
Add back: Amortization of acquisition-related intangibles	1,497	1,455	2,984	2,150
Loss from operations, non-GAAP	$(581)	$(8,290)	$(7,893)	$(9,463)

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net loss	$(20,910)	$(28,861)	$(67,060)	$(47,354)
Add back: Stock-based compensation	20,610	18,447	58,652	33,756
Add back: Amortization of acquisition-related intangibles	1,497	1,455	2,984	2,150
Net income (loss), non-GAAP	$1,197	$(8,959)	$(5,424)	$(11,448)

Net loss per basic and diluted share:	$(0.39)	$(0.55)	$(1.25)	$(0.90)
Add back: Stock-based compensation	0.38	0.35	1.09	0.64
Add back: Amortization of acquisition-related intangibles	0.03	0.03	0.06	0.04
Net income (loss) per basic share, non-GAAP	$0.02	$(0.17)	$(0.10)	$(0.22)
Net income (loss) per diluted share, non-GAAP	$0.02	$(0.17)	$(0.10)	$(0.22)

Weighted-average common shares outstanding - basic, non-GAAP	54,009,963	52,850,470	53,850,986	52,724,051
Weighted-average common shares outstanding - diluted, non-GAAP	55,793,636	52,850,470	53,850,986	52,724,051

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)
	Three months ending September 30, 2023			Year ending December 31, 2023

Loss from operations, GAAP range	$(24,000)	-	$(23,000)	$(109,000)	-	$(107,000)
Add back: Stock-based compensation	21,500		21,500	100,100		100,100
Add back: Amortization of acquisition-related intangibles	1,500		1,500	5,900		5,900
Net loss from operations, non-GAAP range	$(1,000)	-	$—	$(3,000)	-	$(1,000)

Net loss per share, GAAP range	$(0.40)	-	$(0.38)	$(1.88)	-	$(1.85)
Add back: Stock-based compensation	0.40		0.40	1.86		1.86
Add back: Amortization of acquisition-related intangibles	0.03		0.03	0.11		0.11
Net income per share, non-GAAP range	$0.03	-	$0.05	$0.09	-	$0.12

Weighted-average common shares outstanding - basic	54,100,000		54,100,000	54,000,000		54,000,000